UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2012

Carmike Cinemas, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-14993	58-1469127
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1301 First Avenue, Columbus, Georgia		31901
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (706) 576-3400

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into Material Definitive Agreement.

Overview

On April 27, 2012, Carmike Cinemas, Inc. (the “Company”) completed a series of refinancing transactions. The refinancing transactions consisted of the sale of $210 million in aggregate principal amount of 7.375% Senior Secured Notes due 2019 (the “Notes”) and a new $25 million revolving credit facility (the “New Revolving Credit Facility”). The Notes were issued pursuant to an indenture dated as of April 27, 2012 (the “Indenture”), among the Company, the Guarantors (as defined below) and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The Notes were sold pursuant to the Amended and Restated Purchase Agreement, dated April 26, 2012, with Macquarie Capital (USA) Inc. and Raymond James & Associates, Inc., as initial purchasers.

A portion of the net proceeds from the offering of the Notes was used to retire the Company’s existing term loans and to pay fees and expenses associated with the offering of the Notes and the New Revolving Credit Facility. The remainder of the net proceeds are expected to be used for general corporate purposes. In connection with the refinancing, the Company also terminated its existing $30 million revolving credit facility.

The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or the securities laws of any other jurisdiction. The Notes were sold to qualified institutional buyers pursuant to Rule 144A and outside the United States pursuant to Regulation S of the Securities Act.

Indenture and Notes

The following is a brief description of the material provisions of the Indenture and the Notes. The description of the Indenture and the Notes contained herein is qualified in its entirety by reference to the Indenture and the form of Notes, filed as Exhibits 4.1 and 4.3, respectively, to this Current Report on Form 8-K, which are incorporated herein by reference.

Interest. Interest on the Notes is payable on May 15 and November 15 of each year, commencing on November 15, 2012. The Notes will mature on May 15, 2019.

Guarantees. The Notes are fully and unconditionally guaranteed by each of the Company’s existing subsidiaries and will be guaranteed by any future domestic wholly-owned restricted subsidiaries of the Company, as well as any other future subsidiaries of the Company that guarantee the New Revolving Credit Facility (the “Guarantors”).

Ranking. The Notes and the guarantees will be the Company’s and the Guarantors’ senior secured obligations, secured to the extent described below. The Notes and the guarantees will rank:

•	pari passu in right of payment with any of the Company’s and the Guarantors’ senior indebtedness, including indebtedness under the New Revolving Credit Facility;

•	effectively senior to the Company’s and Guarantors’ unsecured senior indebtedness to the extent of the value of the Collateral (as defined in the Indenture);

•	senior in right of payment to any existing and future indebtedness of the Company and the Guarantors that is expressly subordinated to the Notes and the Guarantees;

•

effectively junior to the Company’s and the Guarantors’ obligations under the New Revolving Credit Facility (to the extent of the value of the Collateral) and to any of the Company’s and the Guarantors’ other secured indebtedness which is either secured by assets that are not Collateral or secured by a prior lien on the Collateral, in each case, to the extent of the value of the assets securing such indebtedness; and

•	structurally subordinated to existing and future indebtedness, preferred stock and other liabilities of any of the Company’s future subsidiaries that are not Guarantors of the Notes.

Collateral. The Notes are secured, subject to certain permitted liens, on a second priority basis by substantially all of the Company’s and the Guarantors’ current and future property and assets (including capital stock of the Company’s current subsidiaries), other than certain excluded assets.

Optional Redemption. At any time prior to May 15, 2015, the Company may redeem up to 35% of the aggregate principal amount of the Notes with the proceeds of certain equity offerings at a redemption price equal to 107.375% of the principal amount of the Notes, plus accrued and unpaid interest to, but excluding the redemption date; provided, however, that at least 65% of the aggregate principal amount of the Notes are outstanding immediately following the redemption.

In addition, at any time prior to May 15, 2015, the Company, may redeem all or a portion of the Notes by paying a “make-whole” premium calculated as described in the Indenture.

At any time on or after May 15, 2015, the Company may redeem all or a portion of the Notes at redemption prices calculated based on a percentage of the principal amount of the Notes being redeemed, plus accrued and unpaid interest, if any, to the redemption date, depending on the date on which the Notes are redeemed. These percentages range from between 100.0000% and 105.5313%.

Change of Control. Following a Change of Control as defined in the Indenture, the Company will be required to offer to repurchase all or any portion of the Notes at a purchase price of 101% of the principal amount, plus accrued and unpaid interest to the date of repurchase.

Other Covenants. The Indenture includes covenants that limit the ability of the Company and its restricted subsidiaries to, among other things: incur additional indebtedness or guarantee obligations; issue certain preferred stock or redeemable stock; subject to certain exceptions, pay dividends on, repurchase or make distributions in respect of the Company’s capital stock or make other restricted payments; make certain investments; sell, transfer or otherwise convey certain assets; create or incur liens or other encumbrances; prepay, redeem or repurchase subordinated debt prior to stated maturities; designate the Company’s subsidiaries as unrestricted subsidiaries; consolidate, merge, sell or otherwise dispose of all or substantially all of the Company’s assets; enter into a new or different line of business; and enter into certain transactions with the Company’s affiliates. The restrictive covenants are subject to a number of important exceptions and qualifications set forth in the Indenture.

Events of Default. The Indenture also provides for customary events of default which, if any of them occurs and is continuing, would allow, subject to certain exceptions, the Trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes to declare all of the Notes to be due and payable immediately, together with any accrued and unpaid interest, if any, to the acceleration date.

Registration Rights Agreement

In connection with the issuance of the Notes, the Company and the Guarantors entered into a registration rights agreement, dated as of April 27, 2012, with the initial purchasers of the Notes (the “Registration Rights Agreement”), obligating the Company to file with the Securities and Exchange Commission a registration statement relating to an offer to exchange the Notes for new notes with terms substantially identical in all material respects with the Notes on or before the 120th day after the issuance date of the Notes and cause such registration statement to be declared effective prior to the 210th day after the issuance date of the Notes. If the Company fails to satisfy its obligations, under the Registration Rights Agreement it may be required to pay special interest on the Notes.

This description of the Registration Rights Agreement is qualified in its entirety by reference to the Registration Rights Agreement, filed as Exhibit 4.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Security Agreement

Pursuant to a second lien guarantee and collateral agreement by and among the Company, the Guarantors and Wells Fargo Bank, National Association, as collateral trustee (the “Collateral Trustee”) and as Trustee (the

“Notes Security Agreement”), and various second lien mortgages being given by the Company and certain Guarantors in respect of certain fee-owned and ground leased properties, the Notes are secured by second-priority liens on the Collateral. This description of the Notes Security Agreement is qualified in its entirety by reference to the Notes Security Agreement, filed as Exhibit 10.2 to this Current Report on Form 8-K, which is incorporated herein by reference.

Collateral Trust Agreement

In connection with the issuance of the Notes, Wells Fargo Bank, National Association, as Trustee and as Collateral Trustee and Macquarie USA Trading LLC, as administrative agent under the New Revolving Credit Facility, entered into a collateral trust agreement dated as of April 27, 2012 (the “Collateral Trust Agreement”), as acknowledged by the Company and the Guarantors, which sets forth agreements with respect to the status of the first-priority and second-priority liens contemplated in the Indenture, the Notes Security Agreement, and the collateral documents securing the New Revolving Credit Facility.

This description of the Collateral Trust Agreement is qualified in its entirety by the Collateral Trust Agreement filed as Exhibit 10.3 to this Current Report on Form 8-K, which is incorporated herein by reference.

New Revolving Credit Facility

On April 27, 2012, the Company entered into a revolving credit facility by and among the Company, as borrower, the banks and other financial institutions or entities from time to time parties to the credit agreement governing the New Revolving Credit Facility (the “Credit Agreement”), as lenders, and Macquarie US Trading LLC are the administrative agent. Macquarie US Trading LLC and Raymond James Bank, N.A. are the lenders under the Credit Agreement as initially in effect.

The Credit Agreement provides to the Company a $25 million senior secured revolving credit facility having a four year term, and includes a sub-facility for the issuance of letters of credit totaling up to $10 million. The Company’s obligations under the New Revolving Credit Facility are guaranteed by each of the Company’s existing and future direct and indirect wholly-owned domestic subsidiaries, and the obligations of the Company and such guarantors in respect of the New Revolving Credit Facility are secured by first priority liens on substantially all of the Company’s and such subsidiaries’ current and future property and assets, other than certain excluded assets, pursuant to a first lien guarantee and collateral agreement by and among the Company, such guarantors and Wells Fargo Bank, National Association, as Collateral Trustee (the “First Lien Security Agreement”) which is attached hereto as exhibit 10.4. In addition, the Credit Agreement contains provisions to accommodate the incurrence of up to $150 million in future incremental borrowings. While the Credit Agreement does not contain any commitment by the lenders to provide this incremental indebtedness, the Credit Agreement describes how such debt (if provided by the Company’s existing or new lenders) would be subject to various financial and other covenant compliance requirements and conditions at the time the additional debt is incurred.

The interest rate for borrowings under the New Revolving Credit Facility is LIBOR (subject to a 1.00% floor) plus a margin of 4.50%, or Base Rate (as defined in the Credit Agreement) (subject to a 2.00% floor) plus a margin of 3.50%, as the Company may elect. In addition, the Company will be required to pay commitment fees on the unused portion of the New Revolving Credit Facility at the rate of 0.50% per annum. The termination date of the New Revolving Credit facility is April 27, 2016.

The New Revolving Credit Facility contains covenants which, among other things, limit the Company’s ability, and that of its subsidiaries, to:

•	pay dividends or make any other restricted payments to parties other than to the Company;

•	incur additional indebtedness and financing obligations;

•	create liens on their assets;

•	make certain investments;

•	sell or otherwise dispose of their assets other than in the ordinary course of business;

•	consolidate, merge or otherwise transfer all or any substantial part of their assets;

•	enter into transactions with their affiliates; and

•	engage in businesses other than those in which they are currently engaged or those reasonably related thereto;

in a manner similar to the corresponding limitations applicable under the terms governing the Notes, except that the New Revolving Credit Facility contains further limitations on the Company’s ability to incur additional indebtedness and liens. In addition, to the extent the Company incurs certain specified levels of additional indebtedness, further limitations under the New Revolving Credit Facility will become applicable under covenants related to sales of assets, sale-leaseback transactions, investment transactions, and the payment of dividends and other restricted payments. In addition, if the Company draws on the New Revolving Credit Facility, the Company will be required to maintain a first lien leverage ratio (the “Leverage Ratio”) not more than 2.75 to 1.00. The Credit Agreement also contains certain representations and warranties, other affirmative and negative covenants, and events of default customary for secured revolving credit facilities of this type.

The Company’s failure to comply with any of these covenants, including compliance with the Leverage Ratio, will be an event of default under the New Revolving Credit Facility, in which case the administrative agent may, with the consent or at the request of lenders holding a majority of the commitments and outstanding loans, terminate the New Revolving Credit Facility and declare all or any portion of the obligations under the New Revolving Credit Facility due and payable. Other events of default under the New Revolving Credit Facility include:

•	the Company’s failure to pay principal on the loans when due and payable, or its failure to pay interest on the loans or to pay certain fees and expenses (subject to applicable grace periods);

•	the occurrence of a change of control (as defined in the Credit Agreement);

•	a breach or default by the Company or its subsidiaries on the payment of principal of any other indebtedness in an aggregate amount greater than $10 million;

•	breach of representations or warranties in any material respect;

•	failure to perform other obligations under the Credit Agreement and the security documents for the New Revolving Credit Facility (subject to applicable cure periods); or

•	certain bankruptcy or insolvency events.

In the event of a bankruptcy or insolvency event of default, the New Revolving Credit Facility will automatically terminate, and all obligations thereunder will immediately become due and payable.

This description of the New Revolving Credit Facility is qualified in its entirety by reference to the Credit Agreement, filed as Exhibit 10.1 and the First Lien Security agreement, filed as Exhibit 10.4 to this Current Report on Form 8-K, which are incorporated herein by reference.

Other Relationships

Macquarie Capital (USA) Inc. and Raymond James & Associates Inc., the initial purchasers of the Notes, together with their affiliates, are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The initial purchasers and/or their affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for the Company, for which they received or will receive customary fees and expenses. For example, Macquarie Capital (USA) Inc. acted as sole bookrunner for the Company’s registered offering of 4.6 million shares of common stock, completed on April 11, 2012.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the issuance of the Notes and the entry into the New Revolving Credit Facility, the Company terminated its existing senior secured credit facility, including the retirement of its existing term loan and the termination of its $30 million revolving credit facility. Macquarie Capital (USA) Inc., and/or its affiliates were the documentation agent and a lender under the existing senior secured credit facility.

The information above under “Other Relationships” in Item 1.01 is hereby incorporated by reference into this Item 1.02.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 8.01. Other Events.

On April 27, 2012, Carmike Cinemas, Inc. issued a press release announcing the completion of the transactions described above. A copy of this release is attached as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

4.1	Indenture for 7.375% Senior Secured Notes due 2019, dated April 27, 2012, among Carmike Cinemas, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement for 7.375% Senior Secured Notes due 2019, dated April 27, 2012, among Carmike Cinemas, Inc., Macquarie Capital (USA) Inc. and Raymond James & Associates, Inc.

4.3	Form of 7.375% Senior Secured Note due 2019 (included in Exhibit 4.1).

10.1	Credit Agreement, dated April 27, 2012, by and among Carmike Cinemas, Inc., as Borrower, the several lenders from time to time parties to the Credit Agreement, Macquarie US Trading LLC, as Administrative Agent and Syndication Agent, and Macquarie Capital USA (Inc.) as Sole Lead Arranger and Sole Bookrunner.

10.2	Second Lien Collateral Agreement, dated April 27, 2012, among Carmike Cinemas, Inc., the other Grantors party thereto, Wells Fargo Bank, National Association, as Collateral Trustee.

10.3	Collateral Trust Agreement, dated April 27, 2012, between Carmike Cinemas, Inc., the Guarantors from time to time party thereto, Macquarie US Trading LLC, as Administrative Agent under the Credit Agreement and Wells Fargo Bank, National Association, as Trustee under the Indenture and as Collateral Trustee.

10.4	First Lien Guarantee and Collateral Agreement between Carmike Cinemas, Inc. and certain of its Subsidiaries in favor of Wells Fargo Bank, National Association, as Collateral Trustee.

99.1	Press release dated April 27, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARMIKE CINEMAS, INC.

Date: April 30, 2012	By:	/s/ Daniel E. Ellis
Daniel E. Ellis
Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

4.1	Indenture for 7.375% Senior Secured Notes due 2019, dated April 27, 2012, among Carmike Cinemas, Inc., the subsidiary guarantors party thereto and Wells Fargo Bank, National Association, as trustee.

4.2	Registration Rights Agreement for 7.375% Senior Secured Notes due 2019, dated April 27, 2012, among Carmike Cinemas, Inc., Macquarie Capital (USA) Inc. and Raymond James & Associates, Inc.

4.3	Form of 7.375% Senior Secured Note due 2019 (included in Exhibit 4.1).

10.1	Credit Agreement, dated April 27, 2012, by and among Carmike Cinemas, Inc., as Borrower, the several lenders from time to time parties to the Credit Agreement, Macquarie US Trading LLC, as Administrative Agent and Syndication Agent, and Macquarie Capital USA (Inc.) as Sole Lead Arranger and Sole Bookrunner.

10.2	Second Lien Collateral Agreement, dated April 27, 2012, among Carmike Cinemas, Inc., the other Grantors party thereto, Wells Fargo Bank, National Association, as Collateral Trustee.

10.3	Collateral Trust Agreement, dated April 27, 2012, between Carmike Cinemas, Inc., the Guarantors from time to time party thereto, Macquarie US Trading LLC, as Administrative Agent under the Credit Agreement and Wells Fargo Bank, National Association, as Trustee under the Indenture and as Collateral Trustee.

10.4	First Lien Guarantee and Collateral Agreement between Carmike Cinemas, Inc. and certain of its Subsidiaries in favor of Wells Fargo Bank, National Association, as Collateral Trustee.

99.1	Press release dated April 27, 2012.